Exhibit (h)(1)

OWL ROCK CORE INCOME CORP.

FORM OF DEALER MANAGER AGREEMENT

[•], 2020

Owl Rock Core Income Corp.

399 Park Avenue, 38th floor

New York, NY 10022

Ladies and Gentlemen:

This Dealer Management Agreement (this “Agreement”) is entered by and between Owl Rock Core Income Corp., a Maryland corporation (the “Corporation”), Owl Rock Capital Advisors LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), and Owl Rock Capital Securities (the “Dealer Manager”).

The Corporation has filed one or more registration statement with the U.S. Securities and Exchange Commission (“SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager.  In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the Effective Date (as defined in Section 1.1 below) of the registration statement (including at the Effective Date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), which may consist of Class S, Class D and/or Class I shares of Common Stock (the “Offered Shares”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined in Section 1.1 below) that will be issued and sold to the public on a “best efforts” basis through the Dealer Manager and the broker-dealers participating in the offering (the “Participating Broker-Dealers”) at the public offering prices per Share set forth in the Prospectus and the Company’s distribution reinvestment plan. In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager). The differences between the classes of Offered Shares and the eligibility requirements for each class are described in detail in the Prospectus. The Offered Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus. Terms not otherwise defined herein shall have the same meaning as in the Prospectus.

The Corporation has entered into an investment advisory agreement, dated as of [•], 2020 (the “Investment Advisory Agreement”), with the Adviser.

The Corporation and the Adviser hereby agree with the Dealer Manager as follows:

1.	Representations and Warranties of the Corporation and the Adviser.

The Corporation and the Adviser hereby represent and warrant to the Dealer Manager and each Participating Broker-Dealer with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) in substantially the form attached as Exhibit A to this Agreement (or such other form as shall be approved in writing by the Corporation) that, as of the date hereof and at all times during the Offering Period, as that term is defined in Section 4.1 below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Corporation and the Adviser only make such representations and warranties as of such date or dates):

1.1          The Corporation has prepared and filed with the SEC the Registration Statement for the registration of the Offered Shares in accordance in all material respects with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”). As used in this Agreement, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement on the Effective Date, as well as in the form filed with the SEC pursuant to Rule 424 after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. As of the date hereof, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and no notices have been received by the Corporation or the Adviser to the effect that any proceeding for that purpose has been instituted or is pending before or threatened by the SEC under the Securities Act.

1.2          The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Corporation and the Adviser make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Corporation by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3          The Investment Advisory Agreement has been duly authorized, executed and delivered by the Corporation.

1.4          The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Adviser and the Dealer Manager, is a legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.5          The Corporation has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Corporation (a “Corporation Material Adverse Effect”). The Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Adviser or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect” and each of an Adviser Material Adverse Effect and a Corporation Material Adverse Effect, as applicable to the Corporation or the Adviser, a “Material Adverse Effect”).

1.6          The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the Corporation and the Dealer Manager, is a legal, valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.7          The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Our Securities.” As of the date hereof, all the issued and outstanding shares of Common Stock of the Corporation are fully paid and non-assessable.

1.8          The Corporation is not in violation of its articles of incorporation or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Corporation will not violate the terms of or constitute a default under: (a) its articles of incorporation or bylaws; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Corporation is a party; or (c) any law, rule or regulation applicable to the Corporation; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Corporation except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.9          The Adviser is not in violation of its certificate of formation or its limited liability company agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Adviser will not violate the terms of or constitute a default under: (a) its certificate of formation or limited liability company agreement; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Adviser is a party; or (c) any law, rule or regulation applicable to the Adviser; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.10       Upon the commencement of the Offering, the Corporation will be a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Corporation’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

1.11       The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

1.12       The approval of the Investment Advisory Agreement by the board of directors of the Corporation has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as BDCs under the Investment Company Act.

1.13       Except as disclosed in the Registration Statement and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Corporation, except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Corporation, no director of the Corporation is an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

1.14       The Corporation’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the SEC thereunder applicable to BDCs, except as will not result, individually or in the aggregate, in a Material Adverse Effect.

1.15       The provisions of the articles of incorporation and bylaws of the Corporation and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the SEC thereunder applicable to a BDC.

1.16       Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Corporation of this Agreement or the issuance and sale by the Corporation of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) election to be regulated as a BDC under the Investment Company Act; (c) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Participating Broker-Dealers; and (d) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.17       There are no actions, suits or proceedings pending or, to the knowledge of the Corporation or the Adviser, threatened against either the Corporation or the Adviser at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.18       The issuance and sale of the Offered Shares have been duly authorized by the Corporation, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Corporation are not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Corporation or under any agreement to which the Corporation is a party or otherwise.

1.19       The Corporation has entered into an escrow agreement (the “Escrow Agreement”) with [•], as escrow agent (the “Escrow Agent”) and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers’ funds will be deposited, prior to the Corporation raising gross offering proceeds of $[•] (the “Minimum Offering”) as described in the Prospectus, pursuant to the subscription procedures described in Section 13 below (the “Escrow Account”).

1.20       The financial statement of the Corporation included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Corporation, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X, except as described in the notes thereto. No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.21       [•], whose report on the financial statement of the Corporation included in the Registration Statement and Prospectus, are, and during the period covered by the report included in the Registration Statement and the Prospectus, were independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.22       Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.23       There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Corporation or the Adviser is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Corporation and/or the Adviser except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Corporation’s and the Adviser’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

1.24       The Corporation has, and, to the knowledge of the Corporation, all of the Corporation’s directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.25       Neither the Corporation nor, to the knowledge of the Corporation, any director, officer, employee or affiliate of the Corporation is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.26       The Corporation expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Corporation’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Corporation will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Corporation; and the Corporation expects to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Corporation’s knowledge, neither the Corporation nor the Adviser, nor any employee or agent thereof, has made any payment of funds of the Corporation or the Adviser, as the case may be, or received or retained any funds, and no funds of the Corporation have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Corporation or the Adviser.

1.27       No relationship, direct or indirect, exists between or among the Corporation on the one hand, and the directors, officers and security holders of the Corporation, the Adviser or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

2.	Covenants of the Corporation and the Adviser.

The Corporation and the Adviser hereby jointly and severally covenant and agree with the Dealer Manager that:

2.1          The Corporation will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) promptly notify the Dealer Manager if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Corporation determines that such action is in its best interest, the Corporation will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2          In addition to and apart from the Prospectus, the Corporation intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager. Such printed sales literature or other materials prepared by the Corporation, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Corporation in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.” In the event that the Corporation uses printed materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager that is intended for “broker-dealer use only” or “advisor use only,” the Dealer Manager shall use such materials in accordance with Section 4.3 below.

2.3          The Corporation will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Corporation will similarly furnish to the Dealer Manager and Participating Broker-Dealers designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of (a) the Prospectus in preliminary and final form and every form of supplement to the Prospectus or post-effective amendment to the Registration Statement; and (b) the Authorized Sales Materials.

2.4          The Corporation will use its commercially reasonable efforts to (a) qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction designated in Exhibit B hereto (the “Qualified Jurisdictions”) and (b) maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Corporation will prepare and file all such reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Corporation with any information required for such filings or reports that is in the Dealer Manager’s possession. The Corporation will notify the Dealer Manager promptly following each date of (i) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (ii) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Corporation will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable state securities laws. The Corporation will furnish to the Dealer Manager a copy of such papers filed by the Corporation in connection with any such qualification.

2.5          If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Corporation, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Corporation will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Broker-Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.3 hereof until such time as the Corporation, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplement to the Prospectus or post-effective amendment to the Registration Statement as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6          The Corporation will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

2.7          The Corporation will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8          The Corporation will use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Corporation may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision.

2.9          The Corporation will operate in a manner so as to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, for each taxable year during which it elects to be treated as a BDC under the Investment Company Act; provided, however, that at the discretion of the Corporation’s board of directors, it may elect to not be so treated.

3.	Payment of Expenses and Fees.

3.1          The Corporation agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Corporation’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Corporation shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Corporation’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Corporation’s other obligations hereunder.

3.2          In addition, the Corporation shall reimburse the Dealer Manager or Participating Broker-Dealers for reasonable out-of-pocket due diligence expenses incurred by the Dealer Manager or such Participating Broker-Dealer. Such due diligence expenses may include reasonable travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Broker-Dealer and their personnel when visiting the Corporation’s offices to verify information relating to the Corporation. The Dealer Manager or any Participating Broker-Dealer shall provide to the Corporation a detailed and itemized invoice for any such due diligence expenses.

4.	Obligations and Compensation of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Corporation and the Adviser (provided that, to the extent representations and warranties of the Corporation and the Adviser are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1          The Corporation hereby appoints the Dealer Manager as its agent and distributor during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit and to cause Participating Broker-Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Offering Period. It is expressly understood between the Dealer Manager and the Adviser that the Dealer Manager may cooperate with respect to the offering and sale of the Offered Shares with other broker dealers who are registered as broker dealers with the SEC, members of FINRA and duly licensed by the appropriate regulatory agency of each jurisdiction in which they will conduct offers and sales of the Offered Shares, or with broker dealers exempt from all such registration requirements. Such other Participating Broker-Dealers may be retained by the Dealer Manager as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of compensation as are agreed to between the Dealer Manager and the respective other Participating Broker-Dealers and as are in accordance with the terms of the Registration Statement.

4.2          The Dealer Manager represents to the Corporation that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives are properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement, and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Corporation, to provide an annual certification to the Corporation that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.3          With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc. (specifically including, but not in any way limited to NASD Rule 2340, FINRA Rule 2310 (including the obligations with respect to disclosure of certain information relating to liquidity and marketability of prior programs pursuant to FINRA Rules 2310(b)(3)(D)) and 5141, and NASD Rule 2420 therein (each, as may be amended from time to time), and any other applicable foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling the Offered Shares. The Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Broker-Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Broker-Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

4.4          The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Corporation in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus. The Dealer Manager represents and warrants to the Corporation that it will not use any sales literature not authorized and approved by the Corporation or use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and will cause the Participating Broker-Dealers to each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Corporation at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Corporation.

4.5          In consideration for the services rendered by the Dealer Manager, the Corporation agrees that it will pay to the Dealer Manager:

(a)                 Subject to the special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended and restated from time to time, the Corporation will pay to the Dealer Manager sales loads, which may include any combination of commissions designated as upfront selling commissions, dealer manager fees and other similar placement fees (together, the “Up-Front Sales Loads”), in connection with sales of Class S shares and Class D shares, all as described in Schedule 2 to this Agreement. For these purposes, a “sale of Class S shares and Class D shares” shall occur following the release from escrow of the Minimum Offering proceeds, and, if and only if, a transaction has closed with securities purchased pursuant to all applicable offering and subscription documents, and the Corporation has thereafter distributed the Up-Front Sales Load to the Dealer Manager in connection with such transaction; and

(b)                Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended and restated from time to time, subject to the limitations set forth in Section 4.5(c) below, the Corporation will pay to the Dealer Manager a servicing fee with respect to sales of Class S shares and Class D shares as described in Schedule 2 to this Agreement (the “Servicing Fee”). The Corporation will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all or a portion of the Servicing Fee to any Participating Broker-Dealers who sold the Class S shares or Class D shares giving rise to a portion of such Servicing Fee to the extent the Participating Broker-Dealer Agreement with such Participating Broker-Dealer provides for such a reallowance and such Participating Broker-Dealer is in compliance with the terms of such Participating Broker-Dealer Agreement related to such reallowance. Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Participating Broker-Dealer who sold the Class S shares or Class D shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Class S shares or Class D shares or the Participating Broker-Dealer no longer satisfies any or all of the conditions in its Participating Broker-Dealer Agreement for the receipt of the Servicing Fee, then the Participating Broker-Dealer’s entitlement to the Servicing Fees related to such Class S shares and/or Class D shares, as applicable, shall cease in, and the Participating Broker-Dealer shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Participating Broker-Dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S shares and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Broker-Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Participating Broker-Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Participating Broker-Dealer is not entitled to any Servicing Fee with respect to Class I shares. The Dealer Manager will also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

(c)                 The Dealer Manager shall cease receiving the Servicing Fee with respect to any Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total Up-Front Selling Commissions and Servicing Fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, ten percent (10%) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under our distribution reinvestment plan with respect thereto). At the end of such month, each such Class S share or Class D share shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares), each with an equivalent aggregate net asset value per share as such share. In addition, the Dealer Manager will cease receiving the Servicing Fee on Class S shares and Class D shares in connection with the Offering upon the earlier to occur of the following: (i) a liquidity event, or (ii) the date following the completion of the Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including Up-Front Sales Loads, the Servicing Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Offered Shares sold in the Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to Class S shares and Class D shares of the Corporation’s common stock issued (publicly or privately) by the Corporation during the term of the Offering, and not issued pursuant to a prior offering, shall be underwriting compensation with respect to the Offering and not with respect to any other offering.

4.6          The terms of any reallowance of Up-Front Sales Loads and the Servicing Fee shall be set forth in the Participating Broker-Dealer Agreement or Servicing Agreement entered into with the Participating Broker-Dealer or Servicing Dealers, as applicable. The Corporation will not be liable or responsible to any Participating Broker-Dealer or Servicing Dealer for direct payment of Up-Front Sales Loads, or any reallowance of the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of Up-Front Sales Loads or any reallowance of the Servicing Fee to Participating-Broker Dealers and Servicing Dealers. Notwithstanding the above, the Corporation, in its sole discretion, either directly or through the Escrow Agent or such other agent appointed by it, may act as agent of the Dealer Manager by making direct payment of Up-Front Sales Loads to such Participating Broker-Dealers without incurring any liability therefor. The Up-Front Sales Loads and payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered promptly following the acceptance of subscribers for such Offered Shares as stockholders by the Corporation.

4.7          The Dealer Manager represents and warrants to the Corporation, the Adviser and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Corporation by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.8          The Dealer Manager represents and warrants to the Corporation and the Adviser that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Corporation, or has approved, endorsed or passed upon the merits of the Offered Shares or the Corporation, nor will the Dealer Manager use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Offered Shares other than by acknowledgment that it has agreed to serve as escrow agent.

5.	Indemnification.

5.1          For the purposes of this Section 5, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2          The Corporation and the Adviser, jointly and severally, will indemnify, defend (subject to Section 5.6) and hold harmless the Participating Broker-Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Corporation or the Adviser, any material breach of a covenant contained herein by either the Corporation or the Adviser, or any material failure by either the Corporation or the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Corporation or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Corporation or the Adviser under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Corporation and the Adviser will reimburse each Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Corporation or the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Corporation or the Adviser by the Dealer Manager or (y) to the Corporation, the Adviser or Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in the Registration Statement or any such post-effective amendment thereto, or the Prospectus or any such supplement thereto. This indemnity agreement will be in addition to any liability which either the Corporation or the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Corporation or the Adviser of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws by the Corporation or the Adviser, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.3          The Dealer Manager will indemnify, defend and hold harmless the Corporation and the Adviser, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Adviser by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Dealer Manager not authorized or approved by the Corporation or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any material violation by the Dealer Manager of this Agreement, (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.4          Each Participating Broker-Dealer severally will indemnify, defend and hold harmless the Corporation, the Adviser, the Dealer Manager, each of their respective Indemnified Parties and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Corporation, the Adviser, the Dealer Manager, any of their respective Indemnified Parties or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Participating Broker-Dealer, any material breach of a covenant by the Participating Broker-Dealer or any material failure by the Participating Broker-Dealer to perform its obligations hereunder or under the Participating Broker-Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Adviser or the Dealer Manager by the Participating Broker-Dealer specifically for use with reference to the Participating Broker-Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Participating Broker-Dealer not authorized or approved by the Corporation or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by such Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents, (e) any untrue statement made by such Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any failure by the Participating Broker-Dealer to comply with Section VII or Section X of the Participating Broker-Dealer Agreement or any other material violation of the Participating Broker-Dealer Agreement, (g) any failure of the Participating Broker-Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (h) any other failure by the Participating Broker-Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives. Each Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Participating Broker-Dealer may otherwise have.

5.5          Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have hereunder or otherwise, except to the extent that such failure materially prejudices the indemnifying party’s rights. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Alternatively, at its sole option, the indemnifying party, jointly with any other indemnifying parties similarly notified, may assume the defense thereof. In any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party, which consent will not be unreasonably withheld or delayed.

5.6          An indemnifying party under Section 5 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)        In the case of the Corporation and/or the Adviser indemnifying the Dealer Manager, the advancement of funds of the Corporation to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation; (ii) the legal action is initiated by a third party who is not a stockholder of the Corporation or the legal action is initiated by a stockholder of the Corporation acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Corporation, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b)        In any case of indemnification other than that described in Section 5.6(a) above, the indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party (including other participating broker-dealers that sign other participating broker-dealer or similar agreements). If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding the foregoing, to the extent such law firm is not located in the same jurisdiction as any legal proceeding subject to such indemnity, the indemnifying party shall also cover reasonable local counsel fees of one other law firm in each jurisdiction where the litigation is pending, it being understood that the responsibilities of such local counsel shall be minimal and not overlap with that of the lead law firm, and that such responsibilities shall consist primarily of matters such lead law firm is unable to undertake on a cost-efficient basis.

5.7          The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Participating Broker-Dealer, or any person controlling any Participating Broker-Dealer, or by or on behalf of the Corporation, the Adviser, the Dealer Manager or any officer, trustee or director thereof, or by or on behalf of the Corporation or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Participating Broker-Dealer Agreement. A successor of any Participating Broker-Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

5.8          Notwithstanding any other provision of this Section 5, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

6.	Survival of Provisions.

The respective agreements, representations and warranties of the Corporation, the Adviser and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Corporation, the Adviser or any person controlling the Corporation; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 15, all of which will survive the termination of this Agreement.

7.	Applicable Law; Venue.

THE PARTIES TO THIS AGREEMENT, ACTING FOR THEMSELVES AND FOR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, WITHOUT REGARD TO DOMICILE, CITIZENSHIP OR RESIDENCE, EXPRESSLY AND IRREVOCABLY SUBMIT TO, AS THE EXCLUSIVE FORUM FOR THE DETERMINATION OF ALL DISPUTES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT THAT IS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. EACH OF THE PARTIES WAIVES ANY CLAIMS OF INCONVENIENT FORUM OR VENUE.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

8.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9.	Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

10.	Successors and Amendment.

10.1       This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Corporation, the Adviser and their respective successors and permitted assigns and shall inure to the benefit of the Participating Broker-Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2       This Agreement may be amended only by the written agreement of the Dealer Manager, the Corporation and the Adviser.

10.3       Neither the Corporation or Adviser, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Corporation and the Adviser, acting together, on the other hand.

11.	Term and Termination.

11.1       This Agreement may be terminated by the Dealer Manager, on the one hand, or the Corporation and the Adviser acting together, on the other, in the event that (a) the Corporation or the Adviser, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Corporation or the Adviser, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Corporation or the Adviser, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2       Notwithstanding Section 11.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Corporation’s directors who are not “interested persons” (as defined in the Investment Company Act) of the Corporation and who have no direct or indirect financial interest in the operation of the Corporation’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Corporation, on not more than sixty (60) days’ written notice to the Dealer Manager and the Adviser; and will automatically terminate in the event of its assignment (as defined in the Investment Company Act).

11.3       The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Corporation, (ii) promptly deliver to the Corporation all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (iv) notify Participating Broker-Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Corporation to accomplish an orderly transfer of management of the Offering to a party designated by the Corporation.

11.4         In addition to any other obligations of the Corporation that survive the expiration or termination of this Agreement, the Corporation shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4 at such time as such compensation becomes payable.

12.	Confirmation.

The Corporation hereby agrees and assumes, or will arrange for a party designated by it to assume, the duty to confirm, on its behalf and on behalf of Participating Broker-Dealers, all orders for purchase of Offered Shares accepted by the Corporation. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Corporation is advised of such laws in writing by the Dealer Manager.

13.	Submission of Orders.

13.1       Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement substantially in the form attached as an Appendix to the Prospectus and to deliver to the Participating Broker-Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, which must be at least the minimum purchase amount set forth in the Prospectus. The Dealer Manager shall ensure that any Participating Broker-Dealer shall only offer to sell and accept Subscription Agreements and Subscription Payments for Offered Shares in accordance with the offering terms and conditions as set forth in the Prospectus. Prior to the Corporation meeting the Minimum Offering, persons who purchase Offered Shares shall make their Subscription Payments payable to “[•].” Subsequent to the Corporation raising the Minimum Offering, persons who purchase Offered Shares shall make their Subscription Payments payable to “[•].”

After meeting the Minimum Offering described throughout the Prospectus, the Corporation will sell the Offered Shares on a continuous basis at prices and in accordance with the offering terms and conditions set forth in and subject to any adjustment described or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions, or for a sale of Offered Shares not meeting the offering terms and conditions set forth in the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.

13.2            If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent.

13.3             If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent. The Processing Broker-Dealer shall furnish to the Escrow Agent, the Corporation or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for and the amount of money paid.

14.	Suitability of Investors; Compliance with Privacy Laws.

14.1       The Dealer Manager will offer Offered Shares, and in its agreements with Participating Broker-Dealers will require that the Participating Broker-Dealers offer Offered Shares, only to those persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent by the Corporation and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, the Dealer Manager will comply, and in its agreements with Participating Broker-Dealers, the Dealer Manager will require that the Participating Broker-Dealers comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Corporation) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Corporation and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of Offered Shares and to make such documents and records available to (i) the Corporation upon request and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.2       The Dealer Manager agrees, and in its agreements with Participating Broker-Dealers the Dealer Manager will require that the Participating Broker-Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of non-public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

15.	Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the U.S. mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Corporation:	Owl Rock Core Income Corp.
399 Park Avenue, 38th floor
New York, NY 10022
Facsimile: [•]
Attention: [•]

If to the Adviser:	Owl Rock Capital Advisors LLC
399 Park Avenue, 38th floor
New York, NY 10022
Facsimile: [•]
Attention: [•]

If to the Dealer Manager:	Owl Rock Capital Securities, LLC
399 Park Avenue, 38th floor
New York, NY 10022
Facsimile: [•]
Attention: [•]

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

16.	No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Corporation; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Offered Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

17.	Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

[The remainder of the page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“CORPORATION”

OWL ROCK CORE INCOME CORP.

By:
Name:
Title:

“ADVISER”

OWL ROCK CAPITAL ADVISORS LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

OWL ROCK CAPITAL SECURITIES, LLC

By:
Name:
Title:

Schedule 1

1.	Registration Statement on Form N-2 (File No. 333-[•])

Schedule 2

Compensation

I.	Up-Front Sales Loads

Subject to certain Participating Broker-Dealers’ right to retain Up-Front Sales Loads as described in the Participating Broker-Dealer Agreement, the Corporation will pay to the Dealer Manager Up-Front Sales Loads in the amount of (a) up to 3.5% of the net offering price per share of each sale of Class S shares and (b) up to 1.5% of the net offering price per share of each sale of Class D shares pursuant to a Participating Broker-Dealer Agreement between the Dealer Manager and a Participating Broker-Dealer which provides for the payment of such Up-Front Sales Load and reallowance to such Participating Broker-Dealer. The Corporation will not pay to the Dealer Manager any Up-Front Sales Loads in respect of the purchase of any Class I shares, or any Class D shares other than those described above. The Corporation will not pay to the Dealer Manager any Up-Front Sales Loads in respect of any shares issued under the Corporation’s distribution reinvestment plan.

II.	Servicing Fee

The Corporation will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class S shares and Class D shares that is paid monthly in an amount equal to 0.85% per annum of the aggregate NAV of the outstanding Class S shares and in an amount equal to 0.25% per annum of the aggregate NAV of the outstanding Class D shares. The Dealer Manager will reallow the Servicing Fee with respect to the Class S shares and Class D shares to a Participating Broker-Dealer subject to the terms and conditions included in the applicable Participating Broker-Dealer Agreement. The Corporation will not pay the Dealer Manager a Servicing Fee with respect to Class I shares.

EXHIBIT A

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

OWL ROCK CORE INCOME CORP.

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

[ • ], 2020

Ladies and Gentlemen:

Owl Rock Capital Securities LLC, as the dealer manager (the “Dealer Manager”) has entered into a dealer manager agreement with Owl Rock Core Income Corp., a Maryland corporation (the “Corporation”) and Owl Rock Capital Advisors LLC, a Delaware limited liability company and the investment adviser of the Corporation (the “Adviser”), dated [ • ], in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”).

As described in the Dealer Manager Agreement, the Corporation has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Corporation and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of Common Stock, which may consist of Class S, Class D and/or Class I shares (the “Offered Shares”) the Corporation’s common stock, $0.01 par value per share (“Common Stock”). The differences between the classes of Offered Shares and the eligibility requirements for each class are described in detail in the Prospectus (as defined in the Dealer Manager Agreement). The Offered Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus.

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give you (“Participating Broker-Dealer”) written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Corporation and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Corporation, the Dealer Manager and the Participating Broker-Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to the Participating Broker-Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide the Participating Broker-Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Participating Broker-Dealer Agreement (this “Agreement”), unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

I.	Dealer Manager Agreement

Upon effectiveness of this Agreement pursuant to Section XIV below, you will become one of the Participating Broker-Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Participating Broker-Dealer, including, but not limited to, the provisions of Sections 2.5 and 4.3 regarding suspension of offers and sales of Offered Shares, Section 4.1 regarding solicitation of subscriptions of Offered Shares, Section 4.2 regarding regulatory compliance, Section 5, wherein each of the Participating Broker-Dealers severally agrees to indemnify and hold harmless the Corporation, the Adviser, the Dealer Manager and their respective officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 regarding submission of subscriptions for Offered Shares, and Section 14 regarding suitability of investors and compliance procedures for offers and sales of Offered Shares. Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Dealer Manager Agreement. The Offered Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Participating Broker-Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative, or partner of the Dealer Manager, the Corporation or the Adviser, and Participating Broker-Dealer is not authorized to act for the Dealer Manager, the Corporation or the Adviser or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Corporation, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Corporation in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”). In the event that the Corporation uses printed materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager intended for “broker-dealer use only,” Participating Broker-Dealer shall use such “broker-dealer use only” materials in accordance with Section VII below.

II.	Submission of Orders

14.3       Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to Participating Broker-Dealer such completed Subscription Agreement, together with a check, draft or wire (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, which must be at least the minimum purchase amount set forth in the Prospectus. Any minimum purchase amount may be waived in the sole discretion of the Corporation. Prior to the Corporation meeting the Minimum Offering, persons who purchase Offered Shares shall make their Subscription Payments payable to “[•].” Subsequent to the Corporation raising the Minimum Offering, persons who purchase Offered Shares shall make their Subscription Payments payable to “[•].”

The Participating Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions or for a sale of Offered Shares not meeting the offering terms and conditions of the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second (2nd) business day following receipt by the Participating Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II.

(a)        If the Participating Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Participating Broker-Dealer, the Participating Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Corporation or its designated agent.

(b)        If the Participating Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Participating Broker-Dealer. The Final Review Office will, in turn, by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Corporation or its designated agent.

Participating Broker-Dealer understands that the Corporation reserves the unconditional right to reject any order, in whole or in part, for any or no reason.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Participating Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Corporation or its designated agent. The Participating Broker-Dealer shall furnish with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, dollar amount of Offered Shares subscribed for, and the amount of money paid.

III.	Pricing

The Offered Shares shall be offered to the public at the offering price (the “Offering Price”), which is the price per Offered Share of Common Stock set forth in the Prospectus, and in accordance with the offering terms and conditions as set forth in the Prospectus and payable in cash. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Participating Broker-Dealer by the Corporation or Dealer Manager, purchases must be for at least the minimum purchase amount set forth in the Prospectus. The Corporation will sell the Offered Shares on a continuous basis at the Offering Price, subject to the adjustments described in or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

For stockholders of the Corporation who elect to participate in the Corporation’s distribution reinvestment plan, the cash otherwise distributable to them will be invested in additional shares of the Common Stock. No Up-Front Sales Loads will be paid with respect to shares issued under the distribution reinvestment plan. The Corporation will pay the plan administrator’s fees under the distribution reinvestment plan.

The Offered Shares are non-assessable. Participating Broker-Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus.

IV.	Participating Broker-Dealer’s Compensation

Except as described in the Prospectus, as compensation for completed sales and ongoing stockholder services rendered by Participating Broker-Dealer hereunder, Participating Broker-Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule 1 hereto.

V.	Reserved

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Corporation, which reserves the right to reject any order, in whole or in part, for any or no reason. Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required Subscription Payment for the Offered Shares may be rejected. Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor. If any Subscription Payment is not paid upon presentment, or if the Corporation is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Offered Shares within fifteen (15) days of sale, the Corporation reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, Participating Broker-Dealer agrees to return to the Dealer Manager within thirty (30) days thereafter any compensation paid to Participating Broker-Dealer pursuant to Schedule 1 hereof with respect to such order, and, if Participating Broker-Dealer fails to so return any such compensation, the Dealer Manager shall have the right to offset amounts owed against future Up-Front Sales Loads and aditional Up-Front Sales Loads due and otherwise payable to Participating Broker-Dealer.

VII.	Prospectus and Authorized Sales Materials

Participating Broker-Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Participating Broker-Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Participating Broker-Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor. Participating Broker-Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such Prospectus supplement, amended Prospectus or Authorized Sales Materials. Participating Broker-Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Participating Broker-Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Corporation in writing other than the Prospectus and the Authorized Sales Materials. Participating Broker-Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, Participating Broker-Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of ninety (90) days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Participating Broker-Dealer agrees to comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Offered Shares.

VIII.	License and Association Membership

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation to the Corporation and the Dealer Manager that Participating Broker-Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA. Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement. Participating Broker-Dealer represents and warrants that it is its sole responsibility to ensure that its representatives are properly registered and licensed as required by any applicable law, rule or regulation. This Agreement shall automatically terminate if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform. Participating Broker-Dealer also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules”), including, without limitation, FINRA Rules 2040, 2090, 2111, 2310, 2340, 5110 and 5141 and NASD Rule 2340.

IX.	Anti-Money Laundering Compliance Programs

Participating Broker-Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Corporation and the Dealer Manager that Participating Broker-Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, U.S. Securities and Exchange Commission (the “SEC”) Rules (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares. In addition, Participating Broker-Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control Department of Commerce, Bureau of Industry and Security, or the Department of State (such regulations and program, “Sanctions,” and such program as established by the Participating Broker-Dealer, “OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Participating Broker-Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Broker-Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Participating Broker-Dealer are “customers” of Participating Broker-Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Participating Broker-Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Corporation’s stockholders introduced to, and serviced by, Participating Broker-Dealer (the “Customers”). Notwithstanding the foregoing, Participating Broker-Dealer shall not be required to provide to the Dealer Manager any documentation that, in Participating Broker-Dealer’s reasonable judgment, would cause Participating Broker-Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings. Participating Broker-Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act. Participating Broker-Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and Sanctions requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and Sanctions requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Corporation, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

X.	Limitation of Offer; Suitability

Participating Broker-Dealer will offer Offered Shares only to persons who meet the respective suitability standards, minimum investment requirements, and investor qualifications for the Offered Shares as set forth in the Prospectus and in accordance with the offering and conditions contained therein, or in any suitability letter or memorandum sent to it by the Corporation or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Offered Shares are available for purchase by persons meeting the suitability standards described in the Prospectus. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Participating Broker-Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both Participating Broker-Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, Participating Broker-Dealer will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

Participating Broker-Dealer further represents, warrants and covenants that neither Participating Broker-Dealer, nor any person associated with Participating Broker-Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. Participating Broker-Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Corporation) concerning his or her age, investment objectives, investment experience, income, net worth, other investments, financial situation and needs, and any other information known to Participating Broker-Dealer, or person associated with Participating Broker-Dealer, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Corporation, and (E) the tax consequences of an investment in the Offered Shares, provided, however, that for institutional accounts within the meaning of FINRA Rule 2111, the Participating Broker-Dealer will ensure compliance with the requirements of Rule 2111 and any applicable state law with respect to institutional accounts. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. Participating Broker-Dealer further represents, warrants and covenants that Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by Participating Broker-Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Broker-Dealer agrees to retain such documents and records in Participating Broker-Dealer’s records for a period of six (6) years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Corporation upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Broker-Dealer further represents, warrants and covenants that it will notify Dealer Manager in writing if an investment in the Offered Shares becomes no longer suitable or appropriate for a proposed investor prior to the acceptance of the order by the Corporation. Participating Broker-Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Participating Broker-Dealer’s customer and his or her signature on a Subscription Agreement.

XI.	Due Diligence; Adequate Disclosure

Prior to offering the Offered Shares for sale, Participating Broker-Dealer shall have conducted an inquiry (the “Diligence Review”) such that Participating Broker-Dealer has reasonable grounds to believe, based on information made available to Participating Broker-Dealer by the Corporation or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, Participating Broker-Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (i) items of compensation; (ii) tax aspects; (iii) financial stability and experience of the Corporation and its Adviser; (iv) conflicts and risk factors; and (v) other pertinent reports. Notwithstanding the foregoing, Participating Broker-Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Participating Broker-Dealer, provided that: (i) such Participating Broker-Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Participating Broker-Dealer; (ii) the results of the inquiry were provided to Participating Broker-Dealer with the consent of the other Participating Broker-Dealer conducting or directing the inquiry; and (iii) no Participating Broker-Dealer that participated in the inquiry is an affiliate of the Corporation or its Adviser. Prior to the sale of the Offered Shares, Participating Broker-Dealer shall inform each prospective purchaser of Offered Shares of pertinent facts relating to the Offered Shares including specifically the lack of liquidity and lack of marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Corporation or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

XII.	Compliance with Record Keeping Requirements

Participating Broker-Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Participating Broker-Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his or her suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the SEC, any state securities commission, FINRA or the Corporation.

XIII.	Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by the Dealer Manager or Participating Broker-Dealer), the Offered Shares or the Corporation in the case of the Dealer Manager, only in such cases as such complaints relate to the Participating-Broker-Dealer.

XIV.	Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto. Upon effectiveness of this Agreement, all offers and sales of Offered Shares by Participating Broker-Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Participating Broker-Dealer and the Dealer Manager, if any.

XV.	Termination; Survival; Amendment

Participating Broker-Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Corporation or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Corporation or the Dealer Manager. Any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given. This Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Corporation’s directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)) of the Corporation and who have no direct or indirect financial interest in the operation of the Corporation’s distribution plan or this Agreement or by vote of a majority of the outstanding voting securities of the Corporation or the affected class of common stock, on not more than sixty (60) days’ written notice to the Dealer Manager and Participating Broker-Dealer; and will automatically terminate in the event of its assignment (as defined in the Investment Company Act). This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon placing an order for sale of Offered Shares after it has received such notice.

The respective agreements and obligations of Participating Broker-Dealer and the Dealer Manager set forth in Articles I, IV, VII, VIII, X, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX, XXI, XXIV and XXV and Schedule 1 of this Agreement and Section 4 of the Dealer Manager Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

Notwithstanding the termination of this Agreement or the payment of any amount to Participating Broker-Dealer, Participating Broker-Dealer agrees to pay Participating Broker-Dealer’s proportionate share of any claim, demand or liability asserted against Participating Broker-Dealer and the other Participating Broker-Dealers on the basis that the Participating Broker-Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Participating Broker-Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

XVI.	Privacy Laws

The Dealer Manager and Participating Broker-Dealer (each referred to individually in this section as a “party”) agree as follows:

(a)        Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)        Each party agrees to refrain from the use or disclosure of non-public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)        Each party shall be responsible for determining which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

XVII.	Electronic Signatures and Electronic Delivery of Documents

If Participating Broker-Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Participating Broker-Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC and FINRA (collectively, “Electronic Signature Law”)), to the extent the Corporation allows the use of Electronic Signature, in whole or in part, Participating Broker-Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; and (iii) Participating Broker-Dealer will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached as Exhibit B hereto. Participating Broker-Dealer agrees to the Electronic Signature Use Indemnity Agreement attached as Exhibit C hereto.

If Participating Broker-Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Corporation to any person, Participating Broker-Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA and state securities administrators and any other laws or regulations related to the electronic delivery of prospectuses. In particular, and without limitation, Participating Broker-Dealer shall comply with the prospectus delivery and completion of sale timing requirements for Offered Shares as set forth in applicable Statements of Policy adopted by the North American Securities Administrators Association.

XVIII.	Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to:

Owl Rock Capital Securities LLC

399 Park Avenue, 38th Floor

New York, NY 10022

Facsimile:

Attention:

and to Participating Broker-Dealer when mailed to the address specified by Participating Broker-Dealer below.

XIX.	Attorneys’ Fees; Applicable Law and Venue

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XX.	Successors and Assigns

Participating Broker-Dealer shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Dealer Manager. This Agreement shall be binding upon the Dealer Manager and Participating Broker-Dealer and their respective successors and permitted assigns.

XXI.	Arbitration

All disputes arising out of or in connection with this Agreement, including without limitation, its existence, validity, interpretation, performance, breach or termination, and any provisions of the Dealer Manager Agreement incorporated into this Agreement, shall be submitted to, and fully and finally resolved by, binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of the American Arbitration Association, except to the extent a claim is required to be arbitrated as specified in FINRA rules in which case the FINRA rules of arbitration will apply, in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 –16). All arbitration proceedings, and all documents, pleadings and transcripts associated therewith, shall be kept strictly confidential by all parties, their counsel and other advisors, employees, experts and all others under their reasonable control. Unless the parties otherwise agree, each party shall appoint one arbitrator and the two party-appointed arbitrators shall appoint the third arbitrator, who shall also be the chair of the arbitration panel (the “Arbitrator). The parties will request that the Arbitrator issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered in any appropriate state or federal court within the County of New York, State of New York or any other court having competent jurisdiction. All arbitration hearings will be held (i) for claims required to be arbitrated as specified in FINRA rules, at the New York FINRA District Office, (ii) in all other cases, in New York, NY, or (iii) in either case, at another mutually agreed upon site. In the event that a third party brings an action or other proceeding against either party to this Agreement (a “Third-Party Action”), then the party to this Agreement against which or whom such Third-Party Action is brought or asserted, may in such Third-Party Action, litigate any related claim which it may have against the other party to this Agreement, including, without limitation, by way of a claim, indemnity, cross-claim, counterclaim, interpleader or other third-party action without being obligate to arbitrate the same as otherwise provided in this Section XXI, except to the extent otherwise required in the FINRA rules regarding arbitration. In any such case, the matter which is the subject of such Third-Party Action (including any related claims, indemnity, cross-claim, counterclaim, interpleader or other third-party action, which either party hereto may have against the other) shall not be subject to arbitration, but shall be resolved exclusively within such Third-Party Action. Notwithstanding anything set forth herein to the contrary, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions in aid of arbitration, but such remedies will not be sought as a means to avoid or stay arbitration. In the event a court grants provisional remedies, the duration thereof shall last no longer than the Arbitrator (upon constitution of the arbitration panel) deems necessary to review such provisional remedies and render its own decision. Except as provided otherwise in Section 5 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

XXII.	Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXIII.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, which delivery may be made by exchange of copies of the signature page by facsimile or electronic transmission.

XXIV.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute Participating Broker-Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Corporation or the other Participating Broker-Dealers; instead, this Agreement shall only constitute Participating Broker-Dealer as a dealer authorized by the Dealer Manager to sell the Offered Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XXV.	Confidentiality

Dealer Manager, the Corporation, Owl Rock Capital Partners LP (“Owl Rock”) or one of their affiliates or employees, agents or advisers (“Representatives”) (all such entities and persons, collectively, the “Owl Rock Entities”) may have provided and will furnish to Participating Broker-Dealer or its affiliates or Representatives with certain information that is either non-public, confidential or proprietary in nature in order to enable Participating Broker-Dealer to perform a diligence review. This information furnished to Participating Broker-Dealer or its affiliates or Representatives, including the terms and conditions of any agreements entered into between Participating Broker-Dealer or its affiliates and any Owl Rock Entity, together with analyses, compilations, forecasts, studies or other documents prepared by Participating Broker-Dealer or its affiliates or Representatives which contain or otherwise reflect such information is hereinafter referred to as the “Information.” The term Information shall not include such portions of the Information which (i) are or become generally available to the public other than as a result of a disclosure by Participating Broker-Dealer or its affiliates or Representatives in violation of this Agreement, or (ii) become available to Participating Broker-Dealer on a non-confidential basis from a source other than an Owl Rock Entity that has a bona fide right to such Information and which is not subject to any obligation to keep such Information confidential. In consideration of the Owl Rock Entities furnishing Participating Broker-Dealer or its affiliates or Representatives with the Information, Participating Broker-Dealer agrees that:

(a)        The Information will be kept confidential and shall not, without Owl Rock’s prior written consent, be disseminated or disclosed by Participating Broker-Dealer or its affiliates or Representatives, in any manner whatsoever, in whole or in part, and shall not be used by Participating Broker-Dealer or its affiliates or Representatives, other than in connection with performing the diligence review contemplated by Section XI of this Agreement. Moreover, Participating Broker-Dealer agrees to reveal the Information only to such of its affiliates or Representatives who need to know the Information for the purpose of performing the diligence review contemplated by Section XI of this Agreement, who are informed by Participating Broker-Dealer of the confidential nature of the Information and who agree to act in accordance with the terms and conditions of this Section XXV.

(b)        All copies of the Information will be returned to Owl Rock or destroyed upon Owl Rock’s request.

(c)        In the event that Participating Broker-Dealer or any of its affiliates or Representatives are requested or required (by oral questions, depositions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose any of the Information, Participating Broker-Dealer will provide Owl Rock with prompt written notice so that any of the Owl Rock Entities may seek a protective order, other appropriate remedy or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that Owl Rock waives compliance with the provisions of this Agreement, Participating Broker-Dealer shall disclose such Information without liability hereunder; provided, however, that Participating Broker-Dealer will furnish only that portion of the Information which, in the opinion of its counsel, Participating Broker-Dealer is compelled to disclose and will not oppose any action by Owl Rock to obtain reliable assurance that confidential treatment will be accorded the Information. Participating Broker-Dealer further agrees to exercise its reasonable efforts to otherwise preserve the confidentiality of the Information. Upon reasonable notice, Participating Broker-Dealer further agrees to cooperate with the Owl Rock Entities in obtaining a protective order or other appropriate remedy.

(d)        In no event shall any of the Owl Rock Entities be liable for any losses, damages, claims or expenses incurred or actions undertaken by Participating Broker-Dealer or its affiliates or Representatives as a result of their receipt of the Information or their use thereof. Participating Broker-Dealer agrees that the Information is and shall remain the property of Owl Rock and that none of the Owl Rock Entities has granted Participating Broker-Dealer or its affiliates or Representatives any license, copyright, or similar right with respect to any of the Information.

(e)        Participating Broker-Dealer hereby acknowledges that Participating Broker-Dealer is aware, and that Participating Broker-Dealer will advise its affiliates or Representatives who have been provided with Information, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Participating Broker-Dealer further acknowledges that some or all of the Information is or may be price-sensitive information and that the use of such Information may be regulated or prohibited by applicable legislation relating to insider dealing and Participating Broker-Dealer undertakes, on behalf of itself and its Representatives, not to use any Information for any unlawful purpose.

(f)        Owl Rock has the right to enforce this Section XXV as a third-party beneficiary.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER” OWL ROCK CAPITAL SECURITIES LLC

By:
President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Participating Broker-Dealer:

Full Legal Name:

(to be completed by Participating Broker-Dealer)

Type of Entity:

(to be completed by Participating Broker-Dealer)

Organized in the State of:

(to be completed by Participating Broker-Dealer)

Tax Identification Number:

(to be completed by Participating Broker-Dealer)

FINRA/CRD Number:

(to be completed by Participating Broker-Dealer)

2.	Any notice under this Agreement will be deemed given pursuant to Section XVIII hereof when delivered to Participating Broker-Dealer as follows:

Company Name:

Attention to:	(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:

Facsimile No.:

Email Address:

Accepted and agreed as of the date below:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:
Name:
Title:
Date:

SCHEDULE 1

TO

PARTICIPATING BROKER-DEALER AGREEMENT WITH

OWL ROCK CAPITAL SECURITIES LLC (“DEALER MANAGER”)

The following reflects the up-front sales loads (“Up-Front Sales Loads”) and servicing fees (“Servicing Fees”) as agreed upon between Owl Rock Capital Securities LLC (the “Dealer Manager”) and Dealer, effective as of the effective date of the Participating Broker-Dealer Agreement (the “Agreement”) between the Dealer Manager and Participating Broker-Dealer in connection with the offering of Shares of Owl Rock Core Income Corp. (the “Corporation”).

Up-Front Sales Loads.

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Participating Broker-Dealer of Class S shares and Class D shares that the Participating Broker-Dealer is authorized to sell and for services rendered by Participating Broker-Dealer hereunder, the Dealer Manager shall reallow to Participating Broker-Dealer an Up-Front Sales Load in an amount up to the percentage, if any, set forth below of the offering price per share on such completed sales of Class S shares and Class D shares, as applicable, by Participating Broker-Dealer. Participating Broker-Dealer shall not receive Up-Front Sales Loads for sales of any Class I shares. The Participating Broker-Dealer will not receive any Up-Front Sales Loads in respect of any shares issued under the Corporation’s distribution reinvestment plan.

For purposes of this Schedule 1, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Corporation in full in the manner provided in Section II of the Agreement, the Corporation has accepted the subscription agreement of such subscriber, and the Corporation has thereafter distributed the Up-Front Sales Load to the Dealer Manager in connection with such transaction.

The Participating Broker-Dealer may withhold the Up-Front Sales Loads, if applicable, to which it is entitled pursuant to the Agreement, this Schedule 1 and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Corporation or its agent as set forth in the Subscription Agreement if it represents to the Dealer Manager that: (i) the Participating Broker-Dealer is legally permitted to do so; and (ii) (A) the Participating Broker-Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Participating Broker-Dealer has forwarded the Subscription Agreement to the Corporation or its agent within the time required under Section II, and the Corporation has accepted the subscription prior to forwarding the purchase price for the Shares, net of the Up-Front Sales Loads, if applicable, to which the Participating Broker-Dealer is entitled, to the Corporation or its agent; and (C) the Participating Broker-Dealer has verified that there are sufficient funds in the investor’s account with the Participating Broker-Dealer to cover the entire cost of the subscription. Participating Broker-Dealer shall wire such subscription funds to the Corporation or its agent as set forth in the Subscription Agreement by the end of the second business day following the Corporation’s acceptance of the subscription.

Terms and Conditions of the Servicing Fees.

The payment of the Servicing Fee to Participating Broker-Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Participating Broker-Dealer elects to sell Class S shares and/or Class D shares, eligibility to receive the Servicing Fee with respect to the Class S shares and/or Class D shares, as applicable, sold by the Participating Broker-Dealer is conditioned upon the Participating Broker-Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares. For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

(i) the existence of an effective Participating Broker-Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and the Participating Broker-Dealer, and

(ii) the provision of the following services with respect to the Class S shares and/or Class D shares, as applicable, by the Participating Broker-Dealer:

(i)	responding to customer inquiries of a general nature regarding the Fund;

(ii)	crediting distributions from the Fund to customer accounts;

(iii)	arranging for bank wire transfer of funds to or from a customer's account;

(iv)	responding to customer inquiries and requests regarding shareholder reports, notices, proxies and proxy statements, and other Fund documents;

(v)	forwarding prospectuses, tax notices and annual and quarterly reports to beneficial owners of Fund shares;

(vi)	assisting the Fund in establishing and maintaining shareholder accounts and records;

(vii)	assisting customers in changing account options, account designations and account addresses, and

(viii)	providing such other similar services as the Fund may reasonably request to the extent the an authorized service provider is permitted to do so under applicable statutes, rules, or regulations.

The Dealer hereby represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements and is providing the above-described services.

Subject to the conditions described herein, the Dealer Manager will reallow to Participating Broker-Dealer the Servicing Fee in an amount described below, on Class S shares or Class D shares, as applicable, sold by Participating Broker-Dealer. To the extent payable, the Servicing Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Servicing Fee, the Participating Broker-Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, at such time as the Participating Broker-Dealer is no longer the broker-dealer of record with respect to such Class S or Class D shares or the Participating Broker-Dealer no longer satisfies any or all of the conditions set forth above, then Participating Broker-Dealer’s entitlement to the Servicing Fees related to such Class S and/or Class D shares, as applicable, shall cease in, and Participating Broker-Dealer shall not receive the Servicing Fee for, that month or any portion thereof (i.e., Servicing Fees are payable with respect to an entire month without any proration). Broker-dealer transfers will be made effective as of the start of the first business day of a month.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class S and/or Class D shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Broker-Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Participating Broker-Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Participating Broker-Dealer is not entitled to any Servicing Fee with respect to Class I shares. The Dealer Manager may also reallow some or all of the Servicing Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

As described in the Prospectus, the Corporation and the Dealer Manager shall cease paying the Servicing Fee with respect to any Class S share or Class D share held in a stockholder’s account at the end of the month in which the Dealer Manager in conjunction with the transfer agent determines that total Up-Front Sales Loads and Servicing Fees paid with respect to the shares held by such stockholder within such account would exceed, in the aggregate, ten percent (10%) of the gross proceeds from the sale of such shares (including the gross proceeds of any shares issued under the distribution reinvestment plan with respect thereto). At the end of such month, each such Class S share or Class D shares shall automatically and without any action on the part of the holder thereof convert into a number of Class I shares (including any fractional shares) each with an equivalent aggregate NAV as such share. In addition, the Corporation and the Dealer Manager will cease paying the Servicing Fee on Class S shares and Class D shares in connection with an Offering upon the earlier to occur of the following: (i) a liquidity event, or (iii) the date following the completion of the Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including Up-Front Sales Loads, the Servicing Fee and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Offered Shares sold in the Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Schedule 1, the portion of the Servicing Fee accruing with respect to Class S and Class D shares of the Corporation’s common stock issued (publicly or privately) by the Corporation during the term of the Offering, and not issued pursuant to a prior offering, shall be underwriting compensation with respect to the Offering and not with respect to any other offering.

General

Up-Front Sales Loads and Servicing Fees due to the Participating Broker-Dealer pursuant to this Agreement will be paid to the Participating Broker-Dealer within 30 days after receipt by the Dealer Manager of the Up-Front Sales Loads and Servicing Fee from the Corporation. The Participating Broker-Dealer, in its sole discretion, may authorize Dealer Manager to deposit Up-Front Sales Loads, Servicing Fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to this Agreement.

The parties hereby agree that the foregoing Up-Front Sales Loads and Servicing Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that the Participating Broker-Dealer’s interest in the Offering is limited to such Up-Front Sales Loads and Servicing Fee, as applicable, from the Dealer Manager and the Participating Broker-Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Corporation is not liable or responsible for the direct payment of such Up-Front Sales Loads and Servicing Fee to the Dealer.

Except as otherwise described under “Up-Front Sales Loads” above, the Participating Broker-Dealer waives any and all rights to receive compensation, including the Servicing Fee, until it is paid to and received by the Dealer Manager. Participating Broker-Dealer acknowledges and agrees that, if the Corporation pays Up-Front Sales Loads or Servicing Fees, as applicable, to the Dealer Manager, the Corporation is relieved of any obligation for Up-Front Sales Loads or Servicing Fees, as applicable, to Participating Broker-Dealer. Participating Broker-Dealer affirms that the Dealer Manager’s liability for Up-Front Sales Loads and Servicing Fees is limited solely to the proceeds received associated therewith. Notwithstanding the above, Participating Broker-Dealer affirms that, to the extent Participating Broker-Dealer retains Up-Front Sales Loads as described above under “Up-Front Sales Loads,” neither the Corporation nor the Dealer Manager shall have liability for Up-Front Sales Loads payable to the Participating Broker-Dealer, and that Participating Broker-Dealer is solely responsible for retaining the Up-Front Sales Loads due to Participating Broker-Dealer from the subscription funds received by Participating Broker-Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Participating Broker-Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Participating Broker-Dealer in respect of the purchase of Offered Shares by a Participating Broker-Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Participating Broker-Dealer (or its registered representative), or by an officer, director or employee of the Corporation, the Adviser or their respective affiliates.

Notwithstanding anything herein to the contrary, Participating Broker-Dealer will not be entitled to receive any Up-Front Sales Loads or Servicing Fee which would cause the aggregate amount of Up-Front Sales Loads, Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Offering.

Due Diligence

In addition, as set forth in the Prospectus, the Corporation may reimburse Participating Broker-Dealers for reasonable out-of-pocket due diligence expenses incurred by such Participating Broker-Dealers. Participating Broker-Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

Shares Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐         Class S Shares             ☐ Class D Shares            ☐ Class I Shares

The following reflects the Up-Front Sales Load and/or the Servicing Fee as agreed upon between the Dealer Manager and the Participating Broker-Dealer for the applicable Share Class.

________ (Initials)	Up-Front Sales Load of up to 3.5% of the offering price per Class S share sold in the Offering*	By initialing here, the Participating Broker-Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class S shares.

________ (Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S shares	By initialing here, the Participating Broker-Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule 1. Should the Participating Broker-Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Participating Broker-Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

________ (Initials)	Up-Front Sales Load of up to 1.5% of the offering price per Class D share sold in the Primary Offering	By initialing here, the Participating Broker-Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class D shares.

________ (Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D shares	By initialing here, the Participating Broker-Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule 1. Should the Participating Broker-Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Participating Broker-Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

SCHEDULE 2

TO

PARTICIPATING BROKER-DEALER AGREEMENT WITH

OWL ROCK CAPITAL SECURITIES LLC (“DEALER MANAGER”)

NAME OF ISSUER:	OWL ROCK CORE INCOME CORP.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit Up-Front Sales Loads and other payments due to it pursuant to this Participating Broker-Dealer Agreement to its bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit. Instructions provided pursuant to this Schedule 2 will supersede the instructions provided by Participating Broker-Dealer with respect to all other funds sponsored by Owl Rock Capital Partners LP (“Owl Rock”).

☐ ACH	☐ Wire

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING BROKER-DEALER” (Print Name of Participating Broker-Dealer/Beneficiary)

By:
Name:
Title:
Date:

[For direct access to commission information, including support and allocation, please enroll in DST Internet Dealer Commissions (IDC). IDC allows a Participating Broker-Dealer to obtain commission statements at any time following the processing period. Please log on to www.DSTIDC.com to request access to reporting for all Owl Rock investments. For further assistance, call the DST IDC team at 1-800-214-2101 or email commissions@dstsystems.com.]

SCHEDULE 3

TO

PARTICIPATING BROKER-DEALER AGREEMENT WITH

OWL ROCK CAPITAL SECURITIES LLC

Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana
☐	Alaska	☐	Nebraska
☐	Arizona	☐	Nevada
☐	Arkansas	☐	New Hampshire
☐	California	☐	New Jersey
☐	Colorado	☐	New Mexico
☐	Connecticut	☐	New York
☐	Delaware	☐	North Carolina
☐	District of Columbia	☐	North Dakota
☐	Florida	☐	Ohio
☐	Georgia	☐	Oklahoma
☐	Guam	☐	Oregon
☐	Hawaii	☐	Pennsylvania
☐	Idaho	☐	Puerto Rico
☐	Illinois	☐	Rhode Island
☐	Indiana	☐	South Carolina
☐	Iowa	☐	South Dakota
☐	Kansas	☐	Tennessee
☐	Kentucky	☐	Texas
☐	Louisiana	☐	Utah
☐	Maine	☐	Vermont
☐	Maryland	☐	Virginia
☐	Massachusetts	☐	Washington
☐	Michigan	☐	West Virginia
☐	Minnesota	☐	Wisconsin
☐	Mississippi	☐	Wyoming
☐	Missouri	☐	Wyoming

EXHIBIT A

DEALER MANAGER AGREEMENT

EXHIBIT B

ELECTRONIC SIGNATURE USE RULES OF ENGAGEMENT

In consideration of the Corporation allowing Participating Broker-Dealer and Participating Broker-Dealer’s clients to authorize certain account-related transactions and/or requests, in whole or in part, by Electronic Signature (as such term is defined in Section XVII hereof), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participating Broker-Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree:

1.	That Participating Broker-Dealer has selected an appropriate electronic signature technology that: (a) adheres to applicable Electronic Signature Law; (b) provides a visible indication that an Electronic Signature was affixed to the relevant document and displays the date on which such Electronic Signature was affixed thereto; (c) employs an authentication process to establish signer credentials (the “Authentication Process”); (d) prevents the Electronic Signature from repudiation; (e) protects the signed record from undetected and unauthorized alteration after signing; and (f) utilizes a password protected, encrypted interface to provide client access to documents to be signed electronically or which have previously been signed electronically. The Authentication Process will comply with the Customer Identification Program requirements of the USA Patriot Act.

2.	That (a) Participating Broker-Dealer shall advise clients that participation in the Electronic Signature program is optional; (b) clients must expressly opt into the Electronic Signature program to participate; (c) any client that fails to make an election will execute paper subscription documents; (d) clients may terminate their participation in the Electronic Signature program at any time; (e) clients that elect to participate in the Electronic Signature program will have the ability to elect to receive the Prospectus and other materials electronically or in paper form; (f) the same investment opportunities will be available to the client, regardless of whether the client participates in the Electronic Signature program; (g) the use of Electronic Signatures will not affect the Participating Broker-Dealer’s obligation to make the suitability determinations that are required under the Participating Broker-Dealer Agreement and the Dealer Manager Agreement; and (h) Participating Broker-Dealer maintains and will comply with written policies and procedures covering its use of Electronic Signatures.

3.	That Participating Broker-Dealer will maintain a copy (the “Record”) of each Electronic Signature used to execute a transaction and/or request for the life of the account and a minimum of seven years after the account is closed, or for such longer period as any law, rule or regulation may require. Participating Broker-Dealer will provide such Record to the Corporation and/or the Dealer Manager upon request. Supporting documentation for the use of any Electronic Signature will be maintained and available to the Corporation and/or the Dealer Manager upon request. Participating Broker-Dealer will maintain all Records in accordance with applicable recordkeeping obligations under state and federal securities laws and regulations and all applicable FINRA rules and regulations.

4.	Electronic Signature may only be used to the extent permitted by the Corporation.

5.	That the consent of Participating Broker-Dealer’s client will be obtained for the use of Electronic Signature prior to delivery of any Electronic Signature to the Dealer Manager or the Corporation. For each transaction and/or request submitted, the signer must be informed that an Electronic Signature is being created. If a party must sign a single document in more than one place, a separate signature or expression of intent to sign will be obtained for each location where a signature is required. If multiple documents are to be signed, a separate signature or expression of intent to sign will be obtained for each document.

6.	That, if Electronic Signature credentials may be used multiple times, Participating Broker-Dealer will use a procedure to identify and de-activate expired, withdrawn or compromised credentials. Participating Broker-Dealer will establish procedures for removing Electronic Signature credentials when a client no longer wishes to participate in the use of Electronic Signature.

7.	Participating Broker-Dealer may not limit its clients to the use of Electronic Signature or electronic delivery of documents only. Participating Broker-Dealer will allow its clients to elect to sign any document with a manual signature. Participating Broker-Dealer will allow its clients to elect to receive any document in paper format. Participating Broker-Dealer may not charge its clients different fees or expenses based on their clients election to participate, or not to participate, in the Electronic Signature program.

EXHIBIT C

ELECTRONIC SIGNATURE USE INDEMNITY AGREEMENT

The Participating Broker-Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XVII hereof). In consideration of the Corporation allowing Participating Broker-Dealer and its clients to certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Participating Broker-Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Corporation, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Participating Broker-Dealer’s representations or covenants set forth in Section XVII hereof or the representations described below.

The Participating Broker-Dealer represents that it will comply with the terms outlined in the Electronic Signature Use Rules of Engagement attached hereto as Exhibit B. Participating Broker-Dealer represents that the Corporation may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Participating Broker-Dealer’s client given with such client’s prior authorization and consent. Participating Broker-Dealer represents that the Corporation may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Participating Broker-Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Participating Broker-Dealer’s client received all disclosures required by applicable Electronic Signature Law. Participating Broker-Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Corporation.

EXHIBIT B

QUALIFIED JURISDICTIONS

AS OF [•], 2020